                                                                    EXHIBIT 10.6

                             LETTER LOAN AGREEMENT

                                 June 10, 1996



Southwest Bank of Texas, N.A.
P.O. Box 27459
Houston, Texas 77227-7459
Attn:    Brooks McGee

Gentlemen:

         The undersigned, BINDVIEW DEVELOPMENT CORPORATION, a Texas corporation ("Borrower"), duly organized and existing under the laws of the State of Texas, has requested that SOUTHWEST BANK OF TEXAS, N.A. ("Lender") lend to Borrower the aggregate sum of $1,300,000.00. Lender has advised Borrower that Lender is willing to lend such funds to Borrower upon the terms and subject to the conditions set forth in this letter loan agreement (the "Agreement"). In consideration for the above premises and the mutual promises and covenants herein contained, Borrower and Lender do hereby agree as follows:

         1. Loans. On the terms and subject to the conditions hereinafter set forth, Lender agrees to lend to Borrower the aggregate sum of $1,300,000.00 (collectively, the "Loan"). The Loan shall be evidenced by (i) a master revolving credit note (the "Revolving Note") in a form satisfactory to Lender, duly executed by Borrower in the principal amount of $1,000,000.00 and made payable to the order of Lender, and (ii) guidance line of credit notes (the "Guidance Notes") in a form satisfactory to Lender, duly executed from time to time by Borrower in an aggregate principal amount not to exceed $300,000.00 and made payable to the order of Lender. The principal and interest on the Revolving Note shall be due and payable in the manner and at the times set forth in the Revolving Note with final maturity on June 10, 1997 (the "Maturity Date"). Principal and interest on the Guidance Notes shall be due and payable upon maturity, with final maturity on each individual note being thirty (30) months from the execution of said note and final maturity on the guidance line of credit being the Maturity Date. The Revolving Note and the Guidance Notes, and any renewals, extensions and modifications thereof are collectively referred to as the "Notes."

         2. Revolving Credit Advances. Subject to the terms hereof, Borrower may borrow, pay, reborrow and repay under the Revolving Note, provided, however, the maximum principal outstanding under the Revolving Note shall not exceed the lesser of (i) $1,000,000.00, or (ii) the Borrower's Loan Limit, as such term is defined in Schedule "A" attached hereto and made a part hereof. Borrower's requests for advances under the Revolving Note shall specify the aggregate amount of the advance and the date of such advance. Borrower shall furnish to Lender a request for borrowing in a form reasonably satisfactory to Lender by 11:00 a.m. on the date of the requested borrowing. After receiving notice of a requested advance in the manner provided herein, Lender shall make the requested funds available to Borrower on the requested borrowing date at Lender's principal banking office in Houston, Texas. The funds advanced under the Revolving Note are to enable Borrower to finance working capital needs. If at any time prior to the Maturity Date, the outstanding advances under the Revolving Note exceed the Borrower's

Loan Limit, Borrower shall prepay on the Revolving Note such amount as may be necessary to eliminate such excess.

         3. Guidance Notes. Subject to the terms hereof, Borrower may borrow under the Guidance Notes, provided however, that the maximum principal outstanding thereunder does not exceed an aggregate amount of $300,000.00.
Each of the Guidance Notes shall (i) mature no later than thirty (30) months from the date thereof, and (ii) provide for payment of principal and accrued, unpaid interest at maturity. Borrower's request for advances under the Guidance Notes shall specify the amount of the requested advance, the date of the requested advance, and be in a form and with such information as are reasonably satisfactory to Lender, with adequate time for Lender to comply with such request. The funds advanced under the Guidance Notes are to enable Borrower to purchase equipment; however, in no event shall the funds advanced under the Guidance Notes be used to purchase equipment or inventory the ownership of which is evidenced by a Certificate of Title. With respect to equipment purchases, Lender agrees to loan up to one hundred (100%) of the actual cost of such purchase.

         4.      Conditions Precedent.

                 (a) The obligation of Lender to make the initial advance under the Revolving Note is subject to the conditions precedent that, as of the date of such advance, (i) Lender shall have received duly executed copies of each document listed on the last page hereof relating to the Loan (except the Subordination Agreement which must be provided to Lender within thirty (30) days from the date hereof), in form and substance reasonably acceptable to Lender and its legal counsel (all the documents listed on the last page hereof, together with this Agreement and any other security documents relating to the Loan, and any modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and (ii) Lender's approval of a pre-closing field audit acceptable to Lender.

                 (b) Lender's obligation to make any advances under the Loan shall be subject to the additional conditions precedent that, as of the date of such advance and after giving effect thereto: (i) all representations and warranties made by Borrower to Lender are true and correct, in all material respects, as if made on such date, (ii) all documents and proceedings shall be reasonably satisfactory to legal counsel for Lender, (iii) no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default, and (iv) all conditions precedent set forth in subparagraph
(a) above shall have been satisfied.

         5. Representations and Warranties. In order to induce Lender to make the Loan, Borrower represents and warrants to Lender that:

                 (a) The Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

                 (b) All financial statements delivered by Borrower to Lender prior to the date hereof, fairly present the financial condition of Borrower and its subsidiaries and have been prepared in accordance with generally accepted accounting principles, consistently applied; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect





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liabilities) which are material to Borrower or its subsidiaries taken as a whole and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower or its subsidiaries since the date of the most recent financial statements which Borrower has delivered to Lender;

                 (c) Neither the execution and delivery of this Agreement and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will, in a manner which could have a material adverse effect, contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower or any material indenture, mortgage, deed of trust or other instrument to which Borrower may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or transactions contemplated herein or therein;

                 (d) No litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower's officers, threatened against or affecting Borrower or any of its subsidiaries, which may result in any material adverse change in Borrower's or its subsidiaries' business, properties or operations taken as a whole;

                 (e) There is no specific fact known to Borrower that Borrower has not disclosed to Lender in writing which is likely to result in any material adverse change in Borrower's or its subsidiaries' business, properties or operations taken as a whole;

                 (f) Borrower (or its subsidiaries) owns all of the assets reflected on its most recent consolidated balance sheet free and clear of all liens, security interests or other encumbrances, except (i) as previously disclosed in writing to Lender, (ii) inchoate liens for taxes which are not delinquent or which are being contested as good faith, (iii) liens arising by operation of law or (iv) purchase money liens which do not exceed $10,000.00;

                 (g) The principal office, chief executive office and principal place of business of Borrower is in Houston, Texas;

                 (h) All taxes required to be paid by Borrower and its subsidiaries that are currently due have been paid, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established;

                 (i) Borrower is not in violation, in a manner which could have a material adverse effect, of any law, ordinance, governmental rule or regulation to which it is subject, and is not in default under any material agreement, contract or understanding to which it is a party; and

                 (j) No written certificate or written statement herewith or heretofore delivered by Borrower to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein, in light of the circumstances in which made, from being misleading.





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         6.      Affirmative Covenants.  Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, Borrower agrees and covenants that (unless Lender shall otherwise consent in writing):

                 (a) As soon as available, and in any event within twenty-five (25) days after the end of each month in which principal and or interest is outstanding on the Revolving Note and/or the Guidance Notes, Borrower shall deliver to Lender (i) a Borrowing Base Report and Compliance Certificate in the form of Schedule "B" attached hereto together with such other information as may be.deemed reasonably necessary or appropriate by Lender, and (ii) an aging and listing of all accounts receivable of Borrower in a form reasonably acceptable to Lender;

                 (b) As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, Borrower shall deliver to Lender an unaudited financial statement showing the financial condition of Borrower and its subsidiaries at the close of each such quarter and the results of operations during such quarter, which financial statements shall include, but shall not be limited to, a profit and loss statement, balance sheet, and such other matters as Lender may reasonably request; all such quarterly financial statements shall be certified on the face thereof by the chief financial officer of Borrower, or any person acceptable to Lender, and shall be forwarded to Lender with a letter of transmittal from him in which he shall certify that Borrower is in compliance with all of the covenants contained in Paragraph 5 and Paragraph 6 hereof, and further stating that no Event of Default exists in the performance by Borrower of any of the other terms, conditions and covenants required under this Agreement to be performed by Borrower;

                 (c)      As soon as available, and in any event within ninety
(90) days after the end of each fiscal year of Borrower (December 31), Borrower shall deliver to Lender a copy of the annual audited financial statement of Borrower prepared in conformity with generally accepted accounting principles, certified (with no material qualifications or exceptions) by Grant Thornton, L.L.P. or other independent public accountants selected by Borrower and reasonably acceptable to Lender, which show the financial condition of Borrower and it subsidiaries at the close of such fiscal year and the results of operations during such fiscal year, and shall include, but not be limited to, a profit and loss statement, balance sheet and such other matters as Lender may reasonably request;

                 (d) Commencing on June 30, 1997 Borrower shall furnish to Lender within thirty (30) days after the end of each June 30, field audit reports prepared by a company acceptable to Lender, in a form reasonably acceptable to Lender; provided, however, that Lender shall pay for all costs associated with each field audit in excess of $500.00;

                 (e)      As soon as available, and in any event within thirty
(30) days after the end of each calendar year, Borrower shall cause each Guarantor to deliver to Lender an unaudited financial statement showing the financial condition of each Guarantor, which financial statements shall include, but shall not be limited to, a balance sheet, an income statement, a cash flow statement, statement of contingent liabilities and such other matters as Lender may reasonably request; all such financial statements shall be certified on the face thereof by such Guarantor;

                 (f) Borrower shall conduct its business in a manner consistent with prior business practices and in accordance with all valid regulations, laws and orders of any





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governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments;

                 (g) Borrower shall maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and will give Lender access during business hours to all books, records and documents of Borrower and permit Lender to make and take away copies thereof;

                 (h) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto;

                 (i) Borrower shall promptly notify Lender of (i) any material adverse change in its consolidated financial condition or business;
(ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, which could have a material adverse effect on Borrower, or any acceleration of any maturity of any indebtedness owing by Borrower, which could have a material adverse effect on Borrower, (iii) any material adverse claim against or affecting Borrower or any of its subsidiaries or properties; and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or its subsidiaries affecting any property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower's consolidated financial condition or business or might cause an Event of Default;

                 (j) Borrower shall promptly pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are permitted hereby or are being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

                 (k) Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as are reasonably acceptable to Lender, is prudent and is usually carried by companies engaged in businesses similar to that of Borrower; Borrower shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

                 (l) Borrower shall preserve and maintain all licenses, privileges, franchises, and certificates necessary for the operation of its business;

                 (m) Borrower shall promptly furnish to Lender, at Lender's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower as Lender may from time to time reasonably request;

                 (n) Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as





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Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the obligations of Borrower, or for better assuring and confirming unto Lender all or any part of the security for any of such obligations; and

                 (o) Borrower shall establish a lock box arrangement with Lender in accordance with Lender's normal practices in connection with the payment and collection of Borrower's accounts receivable.

                 7. Negative Covenants. Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, Borrower covenants that it shall not (unless Lender shall otherwise consent in writing):

                 (a) Permit at any time its ratio of current assets to current liabilities (excluding deferred revenues which are cash collected and non-refundable) to be less than 1.50 to 1.00;

                 (b) Permit at any time Borrower's Tangible Net Worth to be less than $1,000,000.00, as used herein, the term "Tangible Net Worth" shall mean the total assets of Borrower, minus its total liabilities, plus deferred revenues which are cash collected and non-refundable, minus all intangibles, expenses and other items deducted in arriving at tangible net worth;

                 (c) Permit at any time its ratio of total liabilities to Tangible Net Worth to be more than 1.80 to 1.00.

                 (d) Incur or assume any indebtedness or borrow money in excess of $100,000 annually without the prior written approval of Lender except for (i) the Loan; (ii) debt incurred in the ordinary course of business; and
(iii) debt reflected on Borrower's most recent balance sheet; or sell any of its accounts receivable, with or without recourse;

                 (e) Endorse, guarantee, or otherwise become liable for the obligations of any person, firm or corporation except for endorsements of negotiable instruments by Borrower in the ordinary course of business;

                 (f) Mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon any of Borrower's assets, except to Lender and as permitted herein (provided, however, that the foregoing shall not apply to an inchoate lien for taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of worker's compensation or social security or to secure the performance of bids or contracts in the ordinary course of business or others arising by operation of law);

                 (g) Liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm or association in excess of $1,000,000.00; or make any other substantial change in its capitalization or its business;

                 (h) Permit any transfer, pledge or other change in the controlling interest of the stock of Borrower during the term of the Loan, other than such pledges to the Lender, as used herein, the term "controlling interest" shall mean fifty-one percent (51%) of the stock of Borrower; or





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                 (i)      Expend or enter into any commitment to expend any
amount for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, and which exceeds, in the aggregate, $250,000.00.

         8. Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur:

                 (a) Borrower shall fail to pay when due any principal of, or interest on, the Notes or any other fee or payment due hereunder or under any of the Loan Documents within twenty (20) days of Lender's sending written demand therefor; provided, however, Lender shall not be obligated to send such demand more than twice per any twelve month period, and thereafter Borrower shall be in default upon its failure to pay such sums when due;

                 (b) Any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                 (c) Default shall occur in the performance of any of the covenants or agreements of Borrower contained herein or in any of the other Loan Documents and with respect to the Affirmative Covenants set forth herein ([except subparagraphs 6(g), (h), (i) and (m)] and Negative Covenants as set forth herein [except subparagraphs 7(a), (b) and (c)] such default shall continue for more than thirty (30) days after Lender's sending written notice thereof,

                 (d) Borrower shall fail to pay when due any principal of, or interest on, any other indebtedness of Borrower owing to Lender, or any other default shall occur in the performance of any of the covenants or agreements of Borrower contained in any other loan documents with Lender;

                 (e) Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against it before the expiration of thirty (30) days after such judgment becomes final and no longer subject to appeal;

                 (f) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or a complaint or petition shall be filed against Borrower seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower, and such petition or complaint shall not have been dismissed within thirty (30) days; or





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                 (g)      Borrower shall default in the payment of any
indebtedness of Borrower or in the performance of any of Borrower's obligations and such default shall continue for more than any applicable period of grace.

         9. Remedies Upon Event of Default. If an Event of Default shall have occurred, then Lender, at its option, may, except as otherwise provided herein, (i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower to Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

         10.     Collateral and Guaranty.

                 (a) Payment of the Notes and performance of the obligations described herein shall be secured, directly or indirectly, by a first lien on Borrower's equipment, inventory, leases, chattel paper, general intangibles and accounts.

                 (b) Payment of the Notes and performance of the obligations described herein shall be guaranteed by Eric J. Pulaski (the "Guarantor").

         11.     Miscellaneous.

                 (a) Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

                 (b) Notices. Any notices or other communications required or permitted to be given by any of the Loan Documents must be given in writing and must be personally delivered, or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:

                 (i)      Borrower:        BindView Development Corporation
                                           3355 West Alabama, 12th Floor
                                           Houston, Texas 77098
                                           Attention: Scott R. Plantowsky

                 (ii)     Lender:          Southwest Bank of Texas
                                           P.O. Box 27459
                                           Houston, Texas 77227-7459
                                           Attn: Brooks H. McGee





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Any such notice or other communication shall be deemed to have been given
(whether actually received or not) on the day it is personally delivered as aforesaid, or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Paragraph.

                 (c) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; (ii) the federal or state laws governing national banking associations expressly supersede and have contrary application; or (iii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

                 (d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                 (e) Maximum Interest Rate. It is the intention of the parties hereto to comply with the usury laws of the State of Texas and the United States; accordingly, it is agreed that notwithstanding any provision to the contrary in the Notes, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable state or federal law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Notes or in any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under the Notes or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by the usury laws of the State of Texas and the United States, then, in any such event, (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor its legal representatives or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by applicable state or federal law, (iii) any such excess which may have been collected shall be, at the holder's option (at maturity or in the Event of Default hereunder), either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas or the United States as now or hereafter construed by the courts having jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the laws of the State of Texas and the United States, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received from Borrower or otherwise by the holder of the Notes in connection with such Loan.

                 (f) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

                 (g) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations hereunder.

                 (h) Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

                 (i) Financial Terms. As used in this Agreement, all financial and accounting terms not otherwise defined herein shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

                 (j) Expenses of Lender. Borrower will, on demand, reimburse Lender for all expenses except as otherwise provided herein, including, but not limited to, the reasonable fees and expenses of legal counsel for Lender, incurred by Lender in connection with the preparation, administration, amendment, modification or enforcement of this Agreement, the Notes and the Loan Documents and the collection or the attempted collection of the Notes.

                 (k) Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Notes, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Notes, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms. To the extent of any irreconcilable conflict between the terms hereof and the terms of the Notes, the Loan Documents or any other document executed in connection herewith, the terms of this Agreement shall control.

         12. Agreement for Binding Arbitration. The parties agree to be bound by the terms and provisions of the Arbitration Agreement by and among the parties hereto, which Agreement is incorporated by reference herein, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

         13. NO ORAL AGREEMENTS. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         If Lender agrees to the foregoing, Lender should execute this Agreement in the space indicated below.

                                      "BORROWER"

                                      BINDVIEW DEVELOPMENT CORPORATION, a
                                      Texas corporation


                                      By: /s/ ERIC PULASKI
                                         ------------------------------------
                                      Name:  Eric Pulaski
                                           ----------------------------------
                                      Title: President
                                            ---------------------------------


ACCEPTED:

"LENDER"

SOUTHWEST BANK OF TEXAS, N.A.


By: /s/ BROOKS H. MCGEE, SENIOR VICE PRESIDENT
   ---------------------------------------------
    Brooks H. McGee, Senior Vice President



List of Loan Documents

1.       Letter Loan Agreement
2.       Master Revolving Credit Note
3.       Guidance Notes (Bank Form)
4.       Security Agreement
5.       Corporate Resolutions
6.       UCC-1 Financing Statements
7.       Notice of Invalidity of Oral Agreements
8.       Subordination Agreement (Landlord)
9.       Arbitration Agreement
10.      Continuing Guaranty-Eric Pulaski

                                  SCHEDULE "A"

                                  DEFINITIONS


         "BORROWER'S LOAN LIMIT", as used herein, shall mean the Borrowing Base (as defined below) less the total principal amount outstanding under the Revolving Note at the time of calculation.

         "BORROWING BASE", as used herein, shall mean an amount equal to eighty percent (80%) of Borrower's Eligible Accounts (as defined below) outstanding on the date of a request for a Loan advance.

         An "ELIGIBLE ACCOUNT" shall mean an account which is and shall at all times continue to be acceptable to Lender in all reasonable respects. In general, an account which continuously meets each of the following requirements is an Eligible Account: (i) it is lawfully owned by Borrower, and Borrower has the right to transfer any interest therein; (ii) it arises from the sale or lease of goods, the goods have been shipped or delivered to the person who is obligated on the account (the "account debtor"); (iii) it arises from the performance of services, such services have been fully rendered, to the extent of the billing; (iv) it is a valid obligation of the account debtor, enforceable in accordance with its terms and free and clear of all liens, security interests, restrictions, setoffs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent other than the security interest created by the Security Agreement executed in connection with the Loan; (v) it is rendered to the account debtor and is not evidenced by any instrument or chattel paper; (vi) it is not aged more than ninety (90) days from the date of invoice; and (vii) it is not owed by any account debtor closely affiliated with, related to or employed by Borrower.

                                  SCHEDULE "B"
                             BORROWING BASE REPORT
                           AND COMPLIANCE CERTIFICATE

I.       Total Accounts Receivable of Borrower:                  $
                                                                  ------------
         Less: Ineligible Accounts                            -  $
                                                                  ------------
         Eligible Accounts Receivable                         =
$
 -----------------------------------------------------------------------------

II.      80% x Eligible Accounts Receivable                      $
                                                                  ------------
         Borrower's Loan Limit:                               =
$
 -----------------------------------------------------------------------------
         (maximum $1,000,000)

III      Current Principal Balance:                              $
                                                                  ------------

IV.      Available Funds:                                        $
                                                                  ------------

V.       Advance Request:                                        $
                                                                  ------------

VI.      Total Outstanding After Advance:                        $
                                                                  ------------

                            -----------------------

I.       Minimum Current Ratio (1.50 to 1.00)                    $
                                                                  ------------

II.      Minimum Tangible Net Worth ($1,000,000)                 $
                                                                  ------------

III.     Maximum Debt to Worth Ratio (1.80 to 1.00)              $
                                                                  ------------

                            -----------------------

         The undersigned officer of Borrower, hereby certifies to Lender that to the best of his knowledge (i) the computations set forth above are true, correct and complete as of the date set forth above or as of the date of execution hereof, as the case may be, (ii) such computations have been made in full compliance with and conformity to the Letter Loan Agreement (the "Loan Agreement") between Borrower and Lender, (iii) the matters set forth in Paragraph 5 of the Loan Agreement are true and correct in all material respects, and (iv) there has not been an Event of Default under the Loan Agreement.

         All capitalized terms used herein which have been defined in the Loan Agreement have been used in accordance with the definitions ascribed to them in the Loan Agreement.

         EXECUTED this ___ day of ______________________, 19_______.

                                     BINDVIEW DEVELOPMENT CORPORATION


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------